SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Victory Energy Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0564472
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, TX 78746
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222885

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value per share

Item 1.  Description of Registrant's Securities to be Registered.

The information required by this Item 1 is incorporated by reference to the information set forth under the captions "Description of Securities – Common Stock,” and "Market Price of and Dividends on Our Common Equity and Related Stockholder Matters" in the prospectus forming a part of the registrant's Registration Statement on Form S-1 (File No. 333-222885), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2018 and amendments thereto (the "Registration Statement”).

For a description of the anti-takeover provisions of the registrant's amended and restated articles of incorporation, amended and restated bylaws and Nevada law that could render a change in control of the registrant more difficult, reference is made to "Description of Securities – Anti-Takeover Effects of Nevada Law” and "Description of Securities – Anti-Takeover Effects of Our Articles of Incorporation and Bylaws” in the Registration Statement. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

3.1
Amended and Restated Articles of Incorporation of Victory Energy Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2017).

3.2	Amended and Restated Bylaws of Victory Energy Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 20, 2017).

4.1	Form of Common Stock Certificate of Victory Energy Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on April 8, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VICTORY ENERGY CORPORATION
Date: May 23, 2018	By: /s/ Kenneth Hill____________________
Kenneth Hill
Chief Executive Officer and Chief Financial Officer